                                                                   EXHIBIT 10.11

                   EMPLOYMENT AND NON-COMPETITION AGREEMENT

          THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of this 9th day of October, 1997 by and between JOHN M. LARSON, ("Larson"), and CAREER EDUCATION CORPORATION, a Delaware corporation (the "Company").

                                   RECITALS

          WHEREAS, Larson has experience and expertise in the acquisition and management of private post-secondary vocational schools, and has served as the Company's President and Chief Executive Officer since its founding;

          WHEREAS, the Company is engaged in the ownership, management, operation and acquisition of post-secondary vocational schools (collectively, the "Schools"); and

          WHEREAS, Larson has agreed to act as President and Chief Executive Officer of the Company and not to engage in certain activities competitive with the Company or its subsidiaries or to disclose certain confidential or proprietary information, on the terms and subject to the conditions set forth below.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

          1. Employment. The Company hereby employs Larson, and Larson hereby accepts employment with the Company, as President and Chief Executive Officer, with authority over the day to day operations of the Company and its operating subsidiaries. Larson shall devote all of his business time and services to the business and affairs of the Company. Larson shall also perform such other executive-level duties consistent with his position as President and Chief Executive Officer as may be assigned to him from time to time by the Board of Directors of the Company, including, without limitation, serving as chief executive officer and/or director of the Company's operating subsidiaries. The duties and services to be performed by Larson hereunder shall be substantially rendered at the Company's principal offices as determined by the Board of Directors, except for reasonable travel on the Company's business incident to the performance of Larson's duties.

          2. Compensation. As compensation for Larson's services provided hereunder, the Company agrees to provide the following compensation:

          2.1. Base Salary. During the term of this Agreement, the Company agrees to pay to Larson a base salary at the rate of $250,000 per annum commencing on the date hereof ("Base Salary"). The Base Salary shall be subject to annual review by the Board of
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Directors and may be increased by the Board of Directors in their sole and absolute discretion. Such salary shall be payable to Larson in such equal periodic payments as the Company generally pays its employees, but in no event less frequently than monthly. In addition to the foregoing, the Company agrees that Larson's base salary under the terms and conditions of his prior employment arrangements with the Company shall be deemed increased to $250,000 per annum effective June 1, 1997, and the Company shall promptly pay to Larson all past due amounts resulting from such increase.

          2.2. Cash Bonus. Larson shall be eligible for an annual achievement based cash bonus based upon annual quantitative and qualitative performance targets as established by the Company's Board of Directors ("Cash Bonus"); provided, that there will be no guaranteed minimum Cash Bonus, and that the bonus plan will permit Larson to earn a Cash Bonus based on an increasing scale of targets with a maximum bonus of up to sixty percent (60%) of the Base Salary. Bonuses shall be payable, if at all, after the date of the delivery of the audited financial statements for the applicable fiscal year. The Board of Directors shall establish a bonus plan for the each fiscal year of the Company.

          2.3. Fringe Benefits. The Company shall, during the term of Larson's employment under this Agreement: (i) provide Larson with health and hospitalization, dental and disability insurance under the Company's or its subsidiaries group policy on terms comparable to those provided to other executive officers of the Company ("Insurance"); (ii) provide Larson with such pension, profit sharing, paid vacations, non-contributory term life insurance and other fringe benefits as the Company provides to its executive officers in accordance with the usual and ordinary practices of the Company (provided, that notwithstanding and in lieu of Company policy with respect to provision of life insurance to executive officers, during the term of this Agreement the Company shall provide Larson, at the Company's expense, a $5,000,000 term life insurance policy and such policy shall be deemed included in Insurance for the purposes of
Section 2.4 below); (iii) pay, upon submission of appropriate vouchers and supporting documentation, all ordinary and necessary expenses of Larson incurred in the performance of his duties, including, without limitation, travel, lodging and entertainment expenses; and (iv) provide such other benefits as are generally made available to executive officers of the Company. The Company and Larson hereby further agree and acknowledge that as of June 30, 1997 the Company issued additional options to Larson to purchase one-quarter percent (0.25%) of the outstanding common stock of the Company pursuant to the Company's Management Stock Option Plan as additional consideration for Larson's continued employment by the Company.

          2.4. Severance Benefits. In the event Larson's employment is terminated pursuant to Sections 3.3, 3.4 or 3.6 the Company shall be relieved of any further duties or obligations hereunder, except the Company shall remain obligated to pay or provide to Larson the lesser of (i) the balance of Base Salary and Insurance (or the after tax economic equivalent thereof) payable through the end of the Initial Term (as defined below) and (ii) Base Salary and Insurance (or the after tax economic equivalent thereof) from the date of such termination to the date which is twelve (12) months after such termination, payable in

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twelve (12) equal monthly installments without interest; in either case, plus a portion of the Cash Bonus, if any, Larson would have received had he been employed through the end of the fiscal year in which he was terminated pro rated based upon the months (or fractions thereof) actually worked by Larson during such fiscal year. In the event this Agreement or Larson's employment are terminated for any other reason, the Company shall be relieved of any further duties or obligations to Larson hereunder, except to pay accrued and unpaid Base Salary and Insurance through such termination date and the Company shall have no obligation for any salary or benefit accruing thereafter.

          3.  Term; Termination.

          3.1. Unless this Agreement is terminated earlier pursuant to the provisions of this Section 3, the Company, its successors and assigns, shall employ Larson, and Larson shall remain employed by the Company, for a period ending on July 31, 2000 (the "Initial Term"); provided, that the Company shall have the option at the end of the Initial Term or subsequent renewal term to continue this Agreement for successive periods of one (1) year by delivery of written notice to Larson to such effect at least ninety (90) days prior to the end of the then current term.

          3.2. Termination by the Company for Cause. The Company may terminate Larson's employment under this Agreement at any time for Cause (as hereinafter defined). The termination shall be evidenced by written notice thereof to Larson, which shall specify the cause for termination. For purposes of this
Section 3.2, the term "Cause" shall be limited to the following: (i) commission of any act of fraud by Larson with respect to which there is an admission of guilt or an indictment, conviction or civil judgment; (ii) misappropriation of funds or embezzlement by Larson with respect to which there is an admission of guilt or an indictment, conviction or civil judgment; (iii) Larson's indictment or conviction on any felony criminal charges (excluding vehicular crimes unless a prison term of thirty (30) days or more is actually imposed); (iv) willful misconduct or malfeasance in the performance of Larson's duties in any material respect; (v) any willful misrepresentation or willful series of misrepresentations made by Larson to the Company or its Board of Directors in connection with the performance of his duties hereunder which individually or in the aggregate are material; (vi) cessation of the Company due to bankruptcy or insolvency; (vii) any material breach by Larson of any of the provisions of Sections 4 or 5 of this Agreement; or (viii) any other material breach by Larson of this Agreement (including, without limitation, any willful failure to adhere to instructions given by the Board of Directors) which is not cured by Larson within thirty (30) days after his receipt of written notice thereof; provided, that if such failure is curable but is incapable of cure within thirty (30) days after such written notice, Larson shall have ninety (90) days after such notice to cure the failure, so long as Larson commences action to cure such failure within such thirty (30) day period and thereafter diligently and continuously takes action to cure such failure during the remainder of such ninety (90) days.

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          3.3.  Termination by Larson for Good Reason.  Larson may terminate his employment for Good Reason (as hereinafter defined) at any time, by written notice to the Company. As used herein, the term "Good Reason" shall mean any of the following: (a) any material breach by the Company of the terms of this Agreement, (b) any material change by the Company in Larson's duties or responsibilities inconsistent with the terms hereof or the assignment to Larson by the Company of duties or responsibilities inconsistent with Larson's position as President and Chief Executive Officer of the Company, (c) a relocation of the principal offices of the Company which requires Larson to relocate his current residence to an area outside of the greater Chicago metropolitan area, or (d) a Change of Control; provided, that clause (d) above shall be effective only from and after the date of the consummation of an initial public offering by the Company, and that Larson's termination right following a Change of Control event may only be exercised during a period commencing thirty (30) days following such Change of Control event and terminating ninety (90) days following such Change of Control event. For purposes of this Agreement, "Change of Control" shall mean:

               (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control; (A) any acquisition by an individual, entity or group who immediately prior to such acquisition beneficially owned twenty percent (20%) or more of the Outstanding Common Stock or twenty percent (20%) or more of the Outstanding Company Voting Securities, as the case may be, (B) any acquisition by (1) Heller Equity Capital Corporation or any of its Affiliates (as defined in Section 5.2), or (2) Electra Investment Trust P.L.C., Electra Associates, Inc. or any of their respective Affiliates, (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this
          Section 3.3;

               (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual

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          becoming a director subsequent to the date hereof whose appointment or election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A under the Exchange Act, including any successor to such Rule) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board;

               (iii) Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, or similar corporate transaction (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
          (B) no individual, entity or group (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the

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          time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          3.4. Termination by the Company Without Cause. Immediately upon delivery of written notice to Larson, the Company shall be entitled to terminate Larson's employment without Cause, as defined in Section 3.2 hereof, in which event Larson shall be entitled to severance benefits under Section 2.4 hereof.

          3.5. Termination by Larson Without Good Reason. Upon sixty (60) days prior written notice to the Company, Larson shall be entitled to terminate his employment without Good Reason, as defined in Section 3.3 hereof.

          3.6. Death or Disability. The employment of Larson may be terminated by the Company upon Larson's death or Disability (as defined herein). For purposes hereof, "Disability" shall mean the substantial inability of Larson, by reason of physical or mental illness or accident, to perform his regular responsibilities hereunder for a period of sixty (60) consecutive days or ninety
(90) days in any three hundred sixty (360) day period. The determination that a Disability exists shall be made by a physician reasonably selected by the Board of Directors of the Company whose determination shall be binding on the parties hereto.

          4. Inventions and Creations. Larson agrees that all inventions, discoveries, improvements, ideas and other contributions (herein called collectively "Inventions") whether or not copyrighted or copyrightable, patented or patentable, or otherwise protectable in law, which are conceived, made, developed or acquired by Larson, either individually or jointly, during his employment with the Company or any of its subsidiaries, and which relate in any manner to the business of the Company or any of its subsidiaries, shall belong to the Company and Larson does hereby assign and transfer to the Company his entire right, title and interest in the Inventions. Larson agrees to promptly and fully disclose the Inventions to the Company, in writing if requested by the Company, and to execute and deliver any and all lawful application, assignment and other documents which the Company requests for protecting the Inventions in the United States or any other country. The Company shall have the full and sole power to prosecute such applications and to take all other action concerning the Inventions, and Larson will cooperate fully within a lawful manner, at the expense of the Company, in the preparation and prosecution of all such applications and in any legal actions and proceedings concerning the Inventions. The provisions of this Section 4 shall survive the termination of this Agreement.

          5.  Non-Competition; Non-Solicitation; Confidential Information.

          5.1. Non-Competition Agreement. Larson agrees that during the Non-Competition Period (as defined below), he shall not own or engage in, either directly or indirectly, as an officer, manager, employee, independent contractor, consultant, director, partner, sole proprietor or stockholder, any business operating any post-secondary, private trade or vocational schools, that offers classes, courses or instruction in or is otherwise engaged in any curriculum or field of study offered by any of the Schools or any other curriculum or field of study which the Company has expressed an interest in offering whether through the Schools or through a potential acquisition (the "Competitive Activities"). Larson hereby acknowledges that the Company intends to promote the Schools on an international basis and that the geographical scope of this Agreement is intended to encompass all Competitive Activities engaged in anywhere in the United States, its possessions and territories and any other country where the Company and its subsidiaries are promoting the Schools at the time of Larson's termination of employment or resignation or removal of Larson as a director, as applicable. Nothing herein shall prevent Larson from owning less than 2% of the capital stock of a company whose stock is publicly traded and which is engaged in Competitive Activities. For purposes hereof, "Non-Competition period" shall mean the period commencing on the date hereof and ending two (2) years after the later of the termination of Larson's employment hereunder (including the expiration of the term of this Agreement) or the resignation or removal of Larson as a director of the Company; provided, (a) that if Larson's employment is terminated pursuant to Sections 3.3 or 3.4 the Non-Competition Period shall expire on the later of the resignation or removal of Larson as a director the Company or six (6) months after the termination of his employment; provided, that the Company may, at its sole option which option must be exercised by the later of sixty (60) days after termination of Larson's employment pursuant to Sections 3.3 or 3.4 or sixty (60) days after the Company receives notice of Larson's resignation or termination as a director, extend such six (6) month period by up to an additional eighteen (18) months as specified in the notice exercising such option if it notifies Larson in writing of such extension and the Company pays Larson his Base Salary in equal monthly installments (plus, beginning on the twelfth (12th) month of the extended portion of the Non-Competition Period, if any, one twelfth of an amount equal to seventy-five percent (75%) of the Cash Bonus paid to Larson with respect to his last full year of employment hereunder (the "Bonus Payment")) during the period of such extension and, to the extent comparable benefits are not available to Larson from another employer, insurance (or the after tax economic equivalent thereof); or (b) that if Larson's employment is terminated upon expiration of the term of this Agreement and the Company refuses to renew this Agreement or Larson refuses the renewal of this Agreement for Good Reason, the Non-Competition Period shall expire on the later of the resignation or removal of Larson as a director of the Company or the termination of his employment provided, that the Company may, at its sole option, which option must be exercised by the later of sixty (60) days after the termination of Larson's employment hereunder or sixty (60) days after the Company receives notice of Larson's resignation or termination as a director, extend the Non-Competition Period up to twenty-four (24) months as specified in the notice to Larson exercising such option if the Company pays Larson his Base Salary in equal monthly installments (plus the Bonus Payment) during the period of such extension and, to the extent comparable benefits are not

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available to Larson from another employer, Insurance (or the after tax economic equivalent thereof).

          5.2. Non-Solicitation Agreement. During the term of this Agreement and for two (2) years thereafter, Larson shall not, directly or indirectly, individually or on behalf of any Person (as defined below) solicit, aid or induce (a) any then current employee of the Company or its Affiliates (as defined below) to leave the Company or its Affiliates in order to accept employment with or render services for Larson or such Person or (b) any student, customer, client, vendor, lender, supplier or sales representative of the Company or its Affiliates or similar persons engaged in business with the Company or its Affiliates to discontinue the relationship or reduce the amount of business done with the Company or its Affiliates. "Person" means any individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity, or any department, agency or political subdivision thereof, or an accrediting body. "Affiliate" means with respect to any Person, any individual related by blood or marriage to such Person or any Person controlling, controlled by or under common control with such Person.

          5.3. Confidential Information. Larson acknowledges and agrees that he is in possession of and will be exposed to during the course of, and incident to, his employment by and affiliations with the Company, Confidential Information (as defined herein) relating to the Company, its Affiliates and each School. For purposes hereof, "Confidential Information" shall mean all proprietary or confidential information concerning the business, finances, financial statements, curricula, properties and operations of the Company, its Affiliates and each School, including, without limitation, all student and prospective student and supplier lists, know-how, trade secrets, business and marketing plans, techniques, forecasts, projections, budgets, unpublished financial statements, price lists, costs, computer programs, source and object codes, algorithms, data, and other original works of authorship, along with all information received from third parties and held in confidence by the Company, its Affiliates and each School (including, without limitation, personnel files and student records). During the Non-Competition Period and at all times thereafter, Larson will hold the Confidential Information in the strictest confidence and will not disclose or make use of (directly or indirectly) the Confidential Information or any portion thereof to or on behalf of himself or any third party except (a) as required in the performance of his duties as an employee, director or stockholder of the Company, (b) as required by the order of any court or similar tribunal or any other governmental body or agency of appropriate jurisdiction; provided, that Larson shall, to the extent practicable, give the Company prior written notice of any such disclosure and shall cooperate with the Company in obtaining a protective order or such similar protection as the Company may deem appropriate to preserve the confidential nature of such information. The foregoing obligations to maintain the Confidential Information shall not apply to any Confidential Information which is or, without any action by Larson, becomes generally available to the public. Upon termination of any employment or consulting relationship between the Company and Larson (including any Affiliate of Larson), Larson shall promptly return to the Company all physical embodiments

                                      -8-
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of the Confidential Information (regardless of form or medium) in the possession of or under the control of Larson.

          5.4. Scope of Restriction. The parties have attempted to limit the scope of the covenants set forth in Section 5 to the extent necessary to provide the Company with the benefit of its purchase of each School. The parties recognize, however, that reasonable people may differ in making such determination. Consequently, the parties hereby agree that if the scope and duration of such covenants would, but for this provision, be deemed by a court of competent authority to be unreasonable or otherwise unenforceable, such court may modify such covenants to the extent that such court determines to be necessary in order to grant enforcement thereof as so modified.

          5.5. Remedies. The parties hereto recognize that the Company will suffer irreparable injury in the event of a breach of the terms of Section 5 by Larson. In the event of a breach of the terms of Section 5, the Company shall be entitled, in addition to any other remedies and damages available and without proof of monetary or immediate damage, to a temporary and/or permanent injunction, without bond, to restrain the violation of Section 5 by Larson or any Persons acting for or in concert with him. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy which the parties may have.

          5.6. Common Law of Torts or Trade Secrets. The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides the Company with broader protection than that provided herein.

          5.7. Survival of Section 5. The provisions of Section 5 shall survive the termination of Larson's employment and the termination of this Agreement.

          6.  General Provisions.

          6.1. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), sent by facsimile or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company and to Larson at the addresses indicated below:

     If to the Company:           Career Education Corporation
                                  2800 West Higgins Road
                                  Suite 790
                                  Hoffman Estates, Illinois  60195
                                  Attention:  Senior Vice President
                                  Facsimile:  (847) 781-3600

     With copies to:               Goldberg, Kohn, Bell, Black,
                                   Rosenbloom & Moritz, Ltd.
                                   55 East Monroe Street
                                   Suite 3700
                                   Chicago, Illinois 60603
                                   Attention: William R. Loesch, Esq.
                                   Facsimile: (312) 332-2196

     and                           Katten, Muchin & Zavis
                                   525 West Monroe Street
                                   Suite 1600
                                   Chicago, Illinois 60661
                                   Attention: Lawrence D. Levin, Esq.
                                   Facsimile: (312) 902-1061

     If to Larson:                 John M. Larson
                                   36 Lakeside Drive
                                   South Barrington, Illinois 60010

     With copies to:               Arnold & Porter
                                   777 South Figueroa, Suite 4400
                                   Los Angeles, California 90017
                                   Attention: Russel Kully, Esq.
                                   Facsimile: (213) 243-4199

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          6.2. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the other agreements executed in connection here embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          6.3. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of either party hereto shall bind such party and its heirs, legal representatives, successors and assigns and inure to the benefit of the other party hereto and their heirs, legal representatives, successors and assigns.

          6.4. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Illinois without giving effect to the provisions thereof regarding conflict of laws.

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

          6.5. Consent to Jurisdiction and Service of Process. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT SUBJECT TO COMPANY'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER RELATED DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR ITSELF AND HIMSELF, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. LARSON DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREINAFTER BE SELECTED BY THE COMPANY WHO IRREVOCABLY AGREE IN WRITING TO SO SERVE AS AGENT TO RECEIVE ON LARSON'S BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY LARSON TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH PARTY AS PROVIDED HEREIN, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, SUCH PARTY HEREBY AGREES THAT SERVICE UPON IT OR HIM BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COMPANY TO BRING PROCEEDINGS AGAINST LARSON IN ANY OTHER COURT HAVING JURISDICTION OVER LARSON.

          6.6. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT

EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS OR HIS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          6.7. Representations of Larson. Larson hereby represents and warrants to the Company that his execution, delivery and performance of this Agreement will not violate or result in any breach of any agreement, contract, understanding or written policy to which Larson is subject as a result of any prior employment, any investment or otherwise. Larson is not subject to any agreement, contract or understanding which in any way restricts or limits his ability to accept employment with the Company or perform services with respect to Schools of any type.

          6.8. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          6.9. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          6.10. Amendments and Waivers. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by each of the parties hereto. The Company's failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and will not affect the right of the Company to enforce each and every provision hereof in accordance with its terms.

          6.11. Non-Assignment. This Agreement shall not be assigned by Larson without the prior written consent of the Company.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                          CAREER EDUCATION CORPORATION


                                          By  /s/ John M. Larson
                                              ------------------
                                          Its President /CEO


                                           /s/ John M. Larson
                                           --------------------
                                               John M. Larson

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